Exhibit 3.2

SECOND AMENDED AND RESTATED

BYLAWS

OF

SRI/SURGICAL EXPRESS, INC.

Adopted as of July 16, 2012

i

ii

iii

SECOND AMENDED AND RESTATED

BYLAWS

OF

SRI/SURGICAL EXPRESS, INC.

ARTICLE 1

OFFICES

Section 1.1 Registered and Principal Office. The initial registered office of SRI/SURGICAL EXPRESS, INC. (the “Corporation”) will be located at 401 Commerce Boulevard, Oldsmar, FL, 34677. The initial principal office of the Corporation will be located at 401 Commerce Boulevard, Oldsmar, FL, 34677.

Section 1.2 Other Offices. The Corporation may have offices at such other place or places within or without the State of Florida as the Board of Directors may from time to time establish.

Section 1.3 Registered Agent for Service of Process. The Corporation’s Board of Directors will have the right to designate a registered agent for service of process, who may be an individual or a corporation. The registered agent so designated will serve until a successor is elected by the Board of Directors.

ARTICLE 2

SHAREHOLDERS

Section 2.1 Annual Meetings. The annual meeting of the shareholders for the election of directors and/or the transaction of such other business as may properly come before the meeting will be held at such time and place as the Board of Directors may determine, provided that the Board of Directors may by resolution and for convenience designate any meeting of the shareholders, or any action taken by the shareholders without a meeting pursuant to Section 607.0704, Florida Statutes, as the annual meeting of the shareholders in lieu of the annual meeting as provided for by these Bylaws.

At each annual meeting of the shareholders, in addition to any other business to be considered, the shareholders must fix the number of and elect the directors who will serve until their successors are elected and qualified; provided, however, that the shareholders, during an annual meeting or during a special meeting called for such purpose, may increase or reduce the number of directors, as well as add or remove, with or without cause, directors.

The notice of the annual meeting of shareholders, except as otherwise required by law, the Articles of Incorporation or these Bylaws, need not state the matters to be considered at such meeting.

Section 2.2 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the laws of the State of Florida or by the Articles of Incorporation, may be called on the written request of (i) the President, or (ii) a majority of the Board of Directors. A special meeting of shareholders may also be called by shareholders of record holding not less than 1/10 of the outstanding shares of the Corporation entitled to vote, provided that the holders of not less than 10% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the Board of Directors one or more written demands for the meeting describing the purpose or purposes for which it is to be held. Requests for a special meeting must state the purpose or purposes of the proposed meeting. The notice of any special meeting of shareholders, except one specified as the annual meeting, must state the purpose or purposes for which the meeting is called.

Section 2.3 Place of Meeting. All meetings of the shareholders must be held at the principal office of the Corporation or at such other place within or without the State of Florida as will be determined from time to time by the Board of Directors or the shareholders of the Corporation.

Section 2.4 Notice of Meetings. Written notice of each meeting of shareholders stating the place, day and hour thereof, must be delivered personally, by first class mail, (or by a class of United States mail other than first class if mailed at least 30 days before the date of the meeting), by telephone, voice mail, or other electronic means by or under the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, at his address (or electronic mail address) as it appears on the stock transfer books of the Corporation, not more than 60 nor less than 10 days before the date of the meeting; provided that oral notice to shareholders may be given in lieu of written notice so long as the party giving the notice to the shareholders files with the Corporation a written statement of the date, time, place and manner of the oral notice. If any shareholder transfers any of his shares after notice, it will not be necessary to notify the transferee. No notice need be given of the time and place of reconvening of any adjourned meeting, if the time and place to which the meeting is adjourned are announced at the adjourned meeting.

Section 2.5 Closure of Transfer Books and Fixing of Record Date. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may provide that the stock transfer books will be closed for a period of not less than 10 and not more than 70 days immediately preceding such meeting. If the stock transfer books are not closed and no record date is fixed by the Board of Directors, the date on which notice of the meeting is mailed will be the record date for the determination of shareholders entitled to notice, to vote and to receive payment of a dividend.

Section 2.6 Quorum. Except as otherwise required by the laws of the State of Florida, the Articles of Incorporation or these Bylaws, the presence, in person or by duly appointed proxy, of shareholders holding a majority of the shares of the Corporation entitled to vote will constitute a quorum at all meetings of the shareholders. In case a quorum is not present at any meeting, a majority of the shareholders entitled to vote thereat, present in person or by duly appointed proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place to which the meeting is adjourned, until a quorum is present. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those shareholders entitled to vote at the meeting as originally noticed will be entitled to vote at any adjournment or adjournments thereof.

Section 2.7 Voting. Every shareholder will be entitled at each shareholders’ meeting and upon each matter presented at such meeting, in person or by duly appointed proxy, to one vote for each share of voting stock recorded in his name on the books of the Corporation on the pertinent record date. Non-voting shares will not entitle the holders thereof to vote except as otherwise required by the laws of Florida. The stock transfer books must be produced at any shareholders’ meeting upon the request of any shareholder.

Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of the corporate shareholder may prescribe or, in the absence of any applicable provision, by such person as the board of directors of the corporate shareholder may designate. In the absence of any such designation or in case of conflicting designation by the corporate shareholder, the chairman of the board, the president, any vice president, the secretary, and the treasurer of the corporate shareholder will be presumed to be fully authorized to vote such shares.

Upon the demand of any shareholder the vote upon any question before the meeting must be by written ballot. Except as otherwise provided by these Bylaws, by the laws of the State of Florida or by the Articles of Incorporation, all matters will be decided by a majority of the votes cast on such matters.

Section 2.8 Proxies. Every shareholder entitled to vote at any meeting of shareholders may, by an appointment form (or “proxy”) executed in writing by himself or his attorney in fact, authorize another person or persons to act for him by proxy, and to vote the shares of stock held by such shareholder at any such meeting or adjournment thereof. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, is a sufficient appointment form. In the event that any instrument will designate two or more persons to act as proxy, a majority of such persons present at the meeting, or, if only one be present, that one will have all the powers conferred by the instrument upon all the persons so designated unless the instrument will otherwise provide; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares will be prorated. Said instrument appointing a proxy must be filed with the Secretary of the Corporation before or at the meeting at which the proxy is to exercise his authorization. No proxy will be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy, provided that revocation of an instrument appointing a proxy may be accomplished at any time by any one of the following methods:

(A) personal attendance by the shareholder at a meeting for which said shareholder previously executed an instrument appointing a proxy;

(B) filing with the Secretary of the Corporation an instrument specifically revoking the prior appointment; or

(C) filing with the Secretary of the Corporation a duly executed instrument appointing a proxy different from a proxy appointed in a previously executed and otherwise effective instrument.

Section 2.9 Action Without Meeting. Any action of the shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if one or more consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shareholders entitled to vote thereon were present and voted. Such consents must be delivered to the Corporation in the manner required by §607.0704, Florida Statutes. All such written actions of a corporate shareholder must be executed pursuant to a vote or other action of the person or persons authorized to vote the shares held by such corporation.

Section 2.10 Utilization of F.S. §607.0704. Neither the Articles of Incorporation nor these Bylaws will be construed, interpreted or deemed to have, in any way, limited or prevented the utilization of Section 607.0704, Florida Statutes.

Section 2.11 Organization. Meetings of the shareholders must be presided over by the President, or if he is not present, by the Vice President, if a Vice President has been elected, or if neither the President nor the Vice President is present, then by a chairman to be chosen by a majority of the shareholders entitled to vote who are present in person at the meeting. The Secretary of the Corporation, or in his absence, the Assistant Secretary, will act as secretary of every meeting, but if neither is present, the shareholders entitled to vote who are present in person may choose any person present to act as secretary of the meeting.

At all meetings of the shareholders, the order of business will be as follows:

(A) Calling meeting to order.

(B) Proof of notice of meeting and determination of quorum.

(C) Reading of minutes of previous meeting.

(D) Reports of officers.

(E) Reports of committees.

(F) Unfinished business.

(G) New business, including election of directors if an annual meeting.

(H) Adjournment.

Section 2.12 Shareholder Meetings by Telephone. Any shareholder may participate in a shareholders’ meeting, or may conduct a shareholders’ meeting through the use of, any means of communication enabling all persons participating in the meeting to hear each other at the same time during the meeting. Participation by such means will constitute presence in person at a meeting.

ARTICLE 3

DIRECTORS

Section 3.1 Number. There will be at least one (1) director(s) on the Board. The current Board will consist of three (3) director(s). From time to time, the exact number of directors may be determined by resolution of the shareholders at any time.

Section 3.2 Vacancies. Whenever a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors, it may be filled by the affirmative vote of a majority of the remaining directors or by the shareholders.

Section 3.3 Qualification. All of the directors must be of full age and at least one must be a citizen of the United States. Directors need not be shareholders of the Corporation.

Section 3.4 Election and Terms. Except as otherwise provided in this Article, the directors will be chosen annually in the same month as the annual meeting of the shareholders. Directors will hold office until their respective successors are duly elected and qualified or until there is a decrease in the number of Directors.

Section 3.5 Resignation. Any director may resign at any time. Such resignation will be made in writing and will take effect upon its delivery to the President or the Board of Directors or its Chairman.

Section 3.6 Removal. Any director or directors may be removed with or without cause at a meeting of the shareholders at which a quorum is present, by the affirmative vote of the holders of a majority of the shares entitled to vote at such meeting, provided the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director. New directors to fill the vacancies thus created may be elected at such meeting by a majority of the votes cast in such election, except to the extent the shareholders determine to reduce the number of directors.

Section 3.7 Powers. The business of the Corporation will be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the laws of the State of Florida, by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders. The Board of Directors will determine the compensation, if any, to be paid to each officer and director of the Corporation, including those officers who may also be directors.

Section 3.8 Meetings. The Board of Directors of the Corporation may hold meetings, whether annual or special, either within or without the State of Florida.

The annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting will be held without call or formal notice immediately following, and at the same place as, the annual meeting of the shareholders. The Board of Directors may by resolution provide for the time and place of other regular meetings, and no notice of such regular meetings need be given.

All other meetings of the Board may be called on the written request of (i) the President, or (ii) the Chairman of the Board or (iii) 3 or more directors, at such time and place as may be stated in such request.

Section 3.9 Notice of Special Meetings. Written notice of the place, day and hour of any special meeting of the Board of Directors must be given by or under direction of the Secretary, to each director at least 2 days before the meeting; provided, however, that oral notice may be given to directors in lieu of written notice so long as the party giving the notice to the directors files with the Corporation a written statement of the date, time, place and manner of the oral notices. Notice may be communicated in person, by telephone, voice mail or other electronic means or by mail or other method of delivery. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors, need be stated in the notice or waiver of notice of such meeting.

Section 3.10 Action Without a Meeting. Any action required to be taken, or which may be taken, at a meeting of the Board of Directors or a Committee thereof, may be taken without a meeting, if a consent in writing, setting forth the action so to be taken, is signed by all of the directors, or all of the members of the Committee, as the case may be. Such consent will have the same effect as a unanimous vote.

Section 3.11 Quorum and Voting. At all meetings of the Board, a majority of the directors then in office will constitute a quorum for the transaction of business. The act of a majority of directors present at a meeting where a quorum is present will be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Articles of Incorporation, these Bylaws or by any written agreement among all of the shareholders of the Corporation. If at any meeting of the Board of Directors there is less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time and place to place until a quorum will have been obtained.

Section 3.12 Organization. The President of the Corporation will serve as the Chairman of the Board of Directors and the Secretary of the Corporation as the Secretary.

Section 3.13 Committees.

(A) Executive Committee.

(1) Creation. The Board of Directors may by resolution, adopted by a majority of the full Board, designate two or more of their number to constitute an Executive Committee.

(2) Action and Powers. In addition to the disabilities attached to it under Section 607.0825, Florida Statutes and the other provisions of these Bylaws and the Articles of Incorporation regarding extraordinary voting requirements of the Board of Directors, the Executive Committee will not have the power to:

(a)	amend the Articles of Incorporation;

(b)	adopt a plan of merger, consolidation, recapitalization or other form of reorganization;

(c)	sell, lease, exchange or otherwise dispose of all or substantially all of the property and assets of the Corporation; or

(d)	adopt a plan of voluntary dissolution of the Corporation.

(3) Report of Executive Committee. The Executive Committee will cause a report of its actions to be distributed to the remaining members of the Board of Directors within 7 days of taking such actions and will cause such report to be filed with the minutes of the proceedings of the Board of Directors.

(B) Other Committees. The Board may from time to time appoint such other committees and delegate such duties and powers thereto as it may deem advisable, provided that no delegation of power to such other committees may include any of the powers excluded in this Article. Each committee must have two or more members who serve at the pleasure of the board of directors.

(C) Committees Generally. Each committee must elect its own chairman (unless a chairman has been designated by the Board of Directors) and may hold regular meetings without notice. Special committee meetings may be called by the chairman of the committee or by the Board and notice of any special meeting must be given in the manner provided hereinabove for notice of special meetings of the Board of Directors. Quorum and voting requirements and the term, removal, and resignation bylaws applicable to the Board of Directors will apply to Committees. Each committee must keep regular minutes of its proceedings and report the same to the Board of Directors.

Section 3.14 Compensation. Directors must not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board a fixed fee and/or expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained will be construed to preclude any director from serving the Corporation in any capacity as an officer, agent, or otherwise, and receiving compensation therefor.

Section 3.15 Attendance by Telephone. Any member or members of the Board of Directors or an Executive Committee or other committee will be deemed present and voting at a meeting of such Board or Committee if said member or members participate in the meeting by means of a conference telephone or other communications equipment enabling all persons participating in the meeting to hear each other at the same time. Participation by such means will constitute presence in person at a meeting.

ARTICLE 4

OFFICERS

Section 4.1 Officers. The officers of this Corporation will consist of a President, a Secretary and a Treasurer, and may consist of such other officers, including but not limited to 1 or more Vice Presidents, Assistant Secretaries and Assistant Treasurers with such titles, powers and duties as may be prescribed from time to time by the Board of Directors. They will be elected by the Board of Directors at its annual meeting.

Section 4.2 Term of Office; Vacancies. Each officer must hold office for one year and until such officer’s successor is duly elected and qualified. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

Section 4.3 Removal of Officers. Any officer may be removed at any time with or without cause by action of the Board of Directors by the affirmative vote of a majority of the directors then in office. Election or appointment of an officer will not of itself create contract rights. This provision will not prevent the making of a contract of employment for a definite term with any officer and will have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment.

Section 4.4 Resignations. An officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date of the pending vacancy.

Section 4.5 Compensation. The Board of Directors will determine the compensation, if any, to be paid to each officer of the Corporation including those officers who may also be directors.

Section 4.6 Refund of Payment. In the event that the Internal Revenue Service disallows, in whole or in part, the deduction by the Corporation as an ordinary and necessary business expense of any payment made to an officer of the Corporation, whether as salary, commission, bonus or other form of compensation or as interest, rent or reimbursement of expenses incurred by such officer, such officer must reimburse the Corporation to the full extent of such disallowance. The Board of Directors of the Corporation will have the duty to require each such officer to make such reimbursement, and it will be the legal duty of each such officer thus to reimburse the Corporation.

As an accommodation to such officer required to make reimbursements, the Board of Directors may, at its discretion, approve a repayment schedule pursuant to which specific amounts will be withheld from the future compensation payments of such officer until the full amount owed to the Corporation has been recovered. Approval of such a schedule will in no way limit the right of the Board of Directors to demand, at any time, from such officer or his estate complete payment of the full amount of reimbursement then owing to the Corporation.

Section 4.7 Powers and Duties.

(A) In General. The officers of the Corporation will have such powers and duties as generally pertain to their respective offices, including the powers and duties provided by these Bylaws, as well as such powers and duties as from time to time may be conferred by the Board of Directors.

(B) President. The President will:

(1) preside at all meetings of the shareholders, and at all meetings of the Board of Directors in the absence of the Chairman of the Board;

(2) present at each annual meeting of the shareholders and directors a report of the condition of the business of the Corporation;

(3) cause to be called regular and special meetings of the shareholders and directors in accordance with these Bylaws;

(4) sign and make contracts and agreements in the name of the Corporation;

(5) see that the books, reports, statements and certificates required by statute are properly kept and filed according to law;

(6) sign certificates representing shares, notes, drafts or bills of exchange, warrants or other orders for the payment of money duly drawn on behalf of the Corporation;

(7) to supervise all employees of the Corporation including the power to hire and fire such employees as he or she deems advisable; and

(8) have general charge of and control over the affairs of the Corporation and perform all the duties incident to such position and office, including the purchase by the Corporation of tangible or intangible assets, the enforcement of these Bylaws and all other things which the President is required to do by law.

(C) Vice President. The Vice President, if any, will:

(1) in the absence or disability of the President, perform the duties and exercise the powers of the President; and

(2) perform such other duties and have such other powers as the Board of directors may from time to time prescribe.

(D) Secretary. The Secretary will:

(1) prepare the minutes of the meetings of the shareholders and the Board of Directors and keep the minutes in appropriate permanent books of record;

(2) give and serve all notices of the Corporation;

(3) be the custodian of the records and of the seal, and affix the latter when required, and authenticate records of the Corporation when required;

(4) keep the transfer books in the manner prescribed by law; and

(5) countersign all certificates representing shares of the Corporation and attend to all correspondence and perform all the duties incident to the office of the Secretary.

(E) Treasurer. The Treasurer will:

(1) keep accounts of and have the care and custody of and be responsible for all the funds and securities of the Corporation;

(2) deposit all such funds in the name of the Corporation in such bank or banks, trust company or trust companies, or safe deposit vaults as the Board of Directors may designate;

(3) exhibit, at times required by law or these Bylaws, the corporate financial books and accounts to any director, or to shareholders upon application at the office of the Corporation during business hours;

(4) render a statement of the condition of the finances of the Corporation (at each regular meeting of the Board of Directors, and at such other times as it will be required of the Treasurer) and a full financial report at the annual meeting of the shareholders;

(5) keep at the office of the Corporation current books of account of all of its business transactions and such other books of account that the Board of Directors may require; and

(6) do and perform all other duties pertaining to the office of the Treasurer.

(F) Assistant Secretary and Assistant Treasurer. The Assistant Secretary or Assistant Secretaries and the Assistant Treasurer or Assistant Treasurers will, in the absence or disability of the Secretary, or Treasurer, respectively, perform the duties of such officer and generally assist, in the case of an Assistant Secretary, the Secretary, or an Assistant Treasurer, the Treasurer.

Section 4.8 Delegation of Duties. In the case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board, the Board of Directors may delegate such officer’s respective powers or duties to any other officer or to any director or agent of the Corporation for a specified period or until said delegation is revoked by the Board of Directors, provided that such delegation is otherwise permitted by law and by the Articles of Incorporation and these Bylaws.

ARTICLE 5

NOTICES

Section 5.1 Recording. Whenever these Bylaws require notice to be given to directors, shareholders or committee members, proof of such notice whether given by mail, by telephone, voice mail, or other electronic means or by personal contact will be recorded and filed by the Secretary in the minute book and incorporated into the minutes for the meeting to which such notice pertains.

Section 5.2 Waiver. Whenever any notice of a meeting is required to be given under the provisions of the laws of the State of Florida, of the Articles of Incorporation, or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, either before, at or after the meeting, will be deemed equivalent to such required notice. Attendance of a person entitled to notice at a meeting will also constitute a waiver of notice of such meeting; provided, however, that such attendance will not constitute such a waiver if said person attends said meeting solely for the purpose of, and limits his participation at the meeting to, objecting to the transaction of any business because the meeting is not lawfully called or convened and states such objection at the beginning of the meeting.

ARTICLE 6

DESIGNATED FINANCIAL AGENTS, SIGNATURES AND SEAL

Section 6.1 Designated Financial Agents. All funds of the Corporation will be deposited in the name of the Corporation in such bank, banks or other financial institutions as the Board of Directors may from time to time designate and will be drawn out on checks, drafts or other order signed on behalf of the Corporation by such person or persons as the Board of Directors may from time to time designate.

Section 6.2 Other Agreements. Except as otherwise specifically provided by these Bylaws, all contracts, agreements, deeds, bonds, mortgages and other obligations and instruments must be signed on behalf of the Corporation by the President or by such other officer, officers, agent or agents as the Board of Directors may from time to time by resolution provide.

Section 6.3 Corporate Seal. The corporate seal of the Corporation will consist of two concentric circles containing the name of the Corporation and the year of its establishment. When the seal is affixed to a document, the signature of the Secretary or an Assistant Secretary will attest the seal. The seal and its attestation may be lithographed or otherwise printed on any document and must have, to the extent permitted by law, the same force and effect as if it had been affixed and attested manually.

ARTICLE 7

CERTIFICATES REPRESENTING SHARES

Section 7.1 Form and Issuance. Certificates representing a share or shares of the Corporation will be in such form and contain such recitals as may be determined by the Board of Directors. Every shareholder will be entitled to a certificate or certificates representing each kind, class or series of shares to which it is entitled.

Section 7.2 Signatures. Such certificates representing shares will be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation and sealed with the seal of the Corporation. The seal may be a facsimile seal or an engraved or printed seal. When such certificate is signed by a transfer agent or an assistant transfer agent, other than the Corporation itself, or by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any of the officers named in this Section may be a facsimile.

Section 7.3 Records. Unless the Corporation has a transfer agent to keep such records, the Secretary will keep a transfer book or books containing the names, alphabetically arranged, and addresses of all shareholders, and the number of shares of each kind, class or series held by each shareholder.

Section 7.4 Transfer. For purposes of this Article, the word “transfer” is defined as any transfer or disposition of shares of the Corporation, including but not limited to any transfer or disposition by assignment, sale, pledge, gift, encumbrance, lien, bequest, will, intestate succession, grant, conveyance, judicial sale or operation of law.

No transfer of shares of the Corporation will be effective in any manner, or as to any persons, nor will title to said shares vest in any transferee until the shares have been transferred on the books of the Corporation. Shares of the Corporation will be transferable on its books only by the holder of record thereof in person or by a duly authorized attorney upon surrender for cancellation of the certificate or certificates for such shares. The Corporation will not be found to recognize any rights of any transferee of its shares until such transfer has been recorded on its books. Conditions or restrictions on transfer included within the Articles of Incorporation, these Bylaws, or on the certificates themselves, must be duly complied with before a transfer of shares is made on the books of the Corporation.

Section 7.5 Damaged and Lost Certificates. A new certificate may be issued in lieu of any certificate previously issued that may be defaced or mutilated upon surrender for cancellation of a part of the old certificate sufficient, in the opinion of the Secretary, to protect the Corporation against loss or liability. A new certificate may be issued in lieu of any certificate lost or destroyed upon such terms and conditions as the Board of Directors may determine.

Section 7.6 Registered Shareholders. The Corporation will be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by the laws of the State of Florida. The Corporation may, in its discretion, recognize the vote of a beneficial owner of shares, in accordance with Florida Statutes §607.0724.

Section 7.7 Lien on Capital Stock. The Corporation will have a first lien on all the shares of its capital stock and upon all dividends declared upon the same, for any indebtedness of the respective holder thereof to the Corporation.

ARTICLE 8

AMENDMENTS OF BYLAWS

The Bylaws may be altered, amended or repealed by the act of the Corporation’s Board of Directors or by a vote or written consent of shareholders owning no less than a majority of shares of the Corporation’s issued and outstanding capital stock.

ARTICLE 9

CONFLICTS OF INTEREST

Section 9.1 Ratification of Transaction. No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers or are financially interested will be either void or voidable because of such relationship or interest, because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because such directors or their votes are counted for such purpose, if:

(A) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors;

(B) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

(C) the contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board, a committee, or the shareholders.

Section 9.2 Requirements for Approval.

(A) Requirements for Approval by Directors. For purposes of this Section, a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of a majority of the directors on the Board of Directors, or on the committee, who have no relationship or interest in the transaction described in this Article, but a transaction may not be authorized, approved, or ratified under this Article by a single director. If a majority of the directors who have no such relationship or interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum is present for the purpose of taking action under this Article. The presence of, or a vote cast by, a director with such relationship or interest in the transaction does not affect the validity of any action taken if the transaction is otherwise authorized, approved, or ratified as provided in this Article, but such presence or vote of those directors may be counted for purposes of determining whether the transaction is approved under the Florida Business Corporation Act.

(B) Requirements for Approval by Shareholders. For purposes of this Section, a conflict of interest transaction is authorized, approved, or ratified if it receives the vote of a majority of the shares entitled to be counted under this Section. Shares owned by or voted under the control of a director who has a relationship or interest in the transaction described this Article may not be counted in a vote of shareholders to determine whether to authorize, approve, or ratify a conflict of interest transaction this Article. The vote of those shares, however, is counted in determining whether the transaction is approved. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this Section constitutes a quorum for the purpose of taking action under this Section.

ARTICLE 10

INDEMNIFICATION

Section 10.1 Indemnification in Proceedings Other Than Actions by, or in the Right of, the Corporation. The Corporation will indemnify any person who was or is a party to any proceedings (other than an action by, or in the right of, the Corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, committee member, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if the indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 10.2 Indemnification of Persons Parties to a Proceeding by or in the Right of the Corporation. The Corporation will indemnify any person who was or is a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as the director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification may be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation. Provided, however, that no indemnification may be made hereunder in respect of any claim, issue, or matter as to which such person has been adjudged to be liable, unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper.

Section 10.3 Mandatory Indemnification. To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in this Article, or in defense of any claim, issue or matter therein, he must be indemnified against expenses actually and reasonably incurred by him in connection therewith.

Section 10.4 Authorization of Indemnification is Required. Any indemnification under this Article, unless pursuant to a determination by a court, may be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article. Such determination must be made pursuant to the procedures outlined in Florida Statutes §607.0850.

Section 10.5 Additional Conditions to Indemnification. The Board, by a majority vote of a quorum consisting of Directors who were not parties to the action, suit or proceeding to which the indemnification relates, may impose such additional conditions upon any form of indemnification as the Board may deem appropriate, including, but not limited to, the right to assume the defense in appropriate circumstances, the right to select the attorney representing the indemnified person and the right to settle.

Section 10.6 Prepayment of Expenses. Expenses (including attorney’s fees) incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon a preliminary determination following the procedures set forth in this Article that such indemnified person meets the applicable standard of conduct referred to therein and subject to any conditions imposed by the Board pursuant to this Article and the prior receipt by the Corporation of an undertaking satisfactory in form and substance to the Corporation that such person will promptly repay such amount unless it is ultimately determined that the person is entitled to be indemnified by the Corporation as authorized in this Article.

Section 10.7 Indemnification Disallowed in Certain Circumstances. The indemnification provided pursuant to this Article may not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

(A) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

(B) a transaction from which the director, officer, employee or agent derived an improper personal benefit;

(C) in the case of a director, a circumstance under which the liability provisions of Florida Statutes §607.0834 are applicable; or

(D) willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 10.8 Nonexclusivity. The Corporation has the power to make any other or further indemnification of any of its Directors, Officers, members of any committee, or any other person that the Corporation has the power by law to indemnify, including without limitation, employees or agents of the Corporation, under any bylaw, agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in any official capacity and as to action in another capacity while holding such office, except an indemnification against gross negligence or willful misconduct. The indemnification as provided in this Article will continue as to any person who has ceased to be a Director, Officer, employee, or agent and will inure to the benefit of such person’s heirs and personal representatives.

Pursuant to Florida Statutes §607.1621, if the Corporation indemnifies any director, officer, employee or agent under Florida Statutes §607.0850, the Corporation must report the indemnification in writing to the shareholders in the manner required by §607.1621.

ARTICLE 11

GENERAL PROVISIONS

Section 11.1 Dividends. Subject to any provisions of the Articles of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors in its absolute discretion, from time to time. Dividends may be paid in cash, in property, or in shares of the Corporation, subject to the provisions of the Articles of Incorporation.

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time in their absolute discretion, deem proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors may deem conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 11.2 Fiscal Year. The fiscal year of the Corporation will begin on January 1 and end on December 31 of each year.

Section 11.3 Gender and Number. Whenever the context requires, the gender of all words used herein includes the masculine, feminine and neuter, and the number of all words includes the singular and plural thereof.

Section 11.4 Articles and Other Headings. The Articles and other headings contained in these Bylaws are for reference purposes only and will not affect the meaning or interpretation of these Bylaws.

Section 11.5 Minutes, Books and Records of Account. The Corporation will keep correct and complete books and records of account and will keep minutes of the proceedings of its shareholders, Board of directors, and committees of directors, and other records as required by §607.1601, Florida Statutes.

Section 11.6 Annual Financial Statements for Shareholders. The Corporation will provide annual financial statements to its shareholders as required by §607.1620, Florida Statutes. Unless modified by resolution of the shareholders within 120 days of the close of each fiscal year, the Corporation will furnish its shareholders annual financial statements that include:

(A) a balance sheet as of the end of the fiscal year,

(B) an income statement for that year, and

(C) a statement of cash flows for that year.

If the annual financial statements are reported upon by a public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the President or the person responsible for the Corporation’s accounting records:

(A) Stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

(B) Describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

The Corporation will mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year or within such additional time thereafter as is reasonably necessary to enable the Corporation to prepare its financial statements if, for reasons beyond the Corporation’s control, it is unable to prepare its financial statements within the prescribed period. Thereafter, on written request from a shareholder who was not mailed the statements, the Corporation will mail him the latest annual financial statements.

Section 11.7 Annual Report for Department of State. The Corporation will file an annual report with the Department of State of the State of Florida as required by §607.1622, Florida Statutes.

Section 11.8 Statutory Cites. Any reference to sections of the Florida Statutes in these bylaws will include all revisions and amendments to such sections.

ARTICLE 12

EMERGENCY PROVISIONS

Section 12.1 Definition of Emergency. For purposes of this Article, and in accordance with Florida Statutes §607.0303, an emergency will be deemed to exist if a quorum of the Corporation’s directors cannot readily be assembled because of some catastrophic event.

Section 12.2 Disaster Emergency Powers of Acting Officers. If, as a result of an emergency, the President and/or other officers are unable to perform their duties, (a) the powers and duties of the President will be held and performed by that officer of the Corporation highest on the list of successors (adopted by the Board of Directors for such purpose) who will be available and capable of holding and performing such powers and duties; and, absent any such prior designation, by that Vice President who will be available and capable of holding and performing such powers and duties whose surname commences with the earliest letter of the alphabet among all such Vice Presidents; or, if no Vice President is available and capable of holding and performing such powers and duties, then by the Secretary; or, if the Secretary is likewise unavailable, by the Treasurer; (b) the officer so selected to hold and perform such powers and duties will serve as Acting President until the President again becomes capable of holding and performing the powers of President, or until the Board of Directors has elected a new President or designated another individual as Acting President; (c) such officer (or the President, if such person is still serving) will have the power, in addition to all other powers granted to the President by law, the Articles of Incorporation, these bylaws and the Board of Directors, to appoint acting officers to fill vacancies that may have occurred, whether permanently or temporarily, by reason of such disaster or emergency, each of such acting appointees to serve in such capacity until the officer for whom the acting appointee is acting is capable of performing the duties of such office; (d) each acting officer so appointed will be entitled to exercise all powers vested by law, the Articles of Incorporation, these Bylaws and the Board of Directors in the office in which such person is serving; and (e) anyone transacting business with the Corporation may rely upon a certificate signed by any officer of the Corporation that a specified individual has succeeded to the powers and duties of the President or such other specified office, and any person, firm, corporation or other entity to which such certificate has been delivered by such officers may continue to rely upon it until notified of a change by means of a writing signed by an officer of the Corporation.

Section 12.3 Emergency Powers of Board of Directors. In anticipation of or during an emergency, the available Directors may relocate the Corporation’s principal office or designate alternative offices or regional offices or authorize the officers to do so, for the duration of the emergency.

In accordance with Florida Statutes §607.0303, as amended from time to time, during an emergency:

(A) Notice of a meeting of the Board of Directors need be given only to those Directors whom it is practicable to reach and may be given in any practicable manner, including by publication or radio;

(B) One or more officers of the Corporation present at a meeting of the Board of Directors may be deemed to be Directors for the meeting, in order or rank and within the same rank in order of seniority, as necessary to achieve a quorum; and

(C) The Director or Directors in attendance at a meeting will constitute a quorum.

Section 12.4 Validity of Emergency Corporate Action. Corporate action taken in good faith during an emergency to further the ordinary affairs of the Corporation under this Bylaw:

(A) Binds the Corporation; and

(B) May not be used to impose liability on a corporate Director, officer, employee, or agent.

Section 12.5 Liability. An officer, Director, or employee acting in accordance with this or any other emergency bylaw is only liable for willful misconduct.

Section 12.6 Termination of Effectiveness of Emergency Bylaws. To the extent not inconsistent with any emergency bylaw, the Bylaws of the Corporation will remain in effect during any emergency, and upon termination of the emergency, the emergency bylaws will cease to be operative.

Section 12.7 Additional Emergency Bylaws. The Board of Directors or shareholders may adopt additional bylaws to be effective during an emergency.

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